Exhibit 23.1

Consent of Independent Accountants

Smart Online, Inc.
Durham, North Carolina

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 124569 filed May 3, 2005 of Smart Online, Inc., including the Prospectus used in connection with that registration statement, of our report dated September 9, 2005, except for note 12, for which the date is October 4, 2005 with respect to the financial statements of Computility, Inc. appearing in the Current Report on Form 8-K/A of Smart Online, Inc. to which this consent is an exhibit.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Charlotte, North Carolina

December 20, 2005